PROMISSORY NOTE

$250,000	As of June __, 2006
New York, New York

Energy Infrastructure Acquisition Corp., a corporation organized under the laws of the State of Delaware (the “Maker”), promises to pay to the order of George Sagredos (the “Payee”) the principal sum of Two Hundred Fifty Thousand Dollars and No Cents ($250,000.00) in lawful money of the United States of America, together with interest on the unpaid principal balance of this Note, on the terms and conditions described below.

1.  Principal.  (a) Subject to the condition set forth in paragraph 1(b) below, the principal balance of this Note shall be repayable immediately following the earlier of (i) expiration of the second full quarter after the date on which the Maker has drawn down from the Trust Account, as defined below, an amount aggregating to at least $1,000,000 in order to fund its working capital requirements, (ii) the consummation of a Business Combination (as defined below) and (iii) the dissolution and liquidation of the Maker. For purposes of this Note, “Trust Account” shall mean the trust account at Lehman Brothers Inc. in which Continental Stock Transfer & Trust Company, as trustee, shall hold the majority of the proceeds of the initial public offering of securities of the Maker, as described more fully in the registration statement relating to such initial public offering filed with the Securities and Exchange Commission under File No. 333-131648, as amended from time to time. For purposes of this Section 1, the shares of common stock issued in such initial public offering shall be referred to as “IPO Shares,” and holders of such shares shall be referred to as “Public Stockholders.” A “Business Combination” shall mean the acquisition by the Maker, whether by merger capital stock exchange, asset or stock acquisition or other similar type of transaction of an operating business.

(b) In case a plan of dissolution and liquidation is approved by the Public Stockholders of the Maker before the principal balance of this Note becomes repayable, the right of the Payee to be repaid the balance due under this Note shall be subordinate to, and subject to prior satisfaction of, the right of each Public Stockholder of the Maker to receive a distribution from the Trust Account equaling $10.00 for each IPO Share held by such Public Stockholder.

2.  Interest. Interest on the unpaid principal balance of this Note shall accrue at an annual rate equivalent to the annual interest rate applied to funds held in the Trust Account during the period in which this Note is outstanding and shall be payable on the same date that the principal balance of this Note is payable.

3.  Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.  Events of Default. The following shall constitute Events of Default:

(a)  Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

(b)  Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)  Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.  Remedies.

(a)  Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)  Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.  Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.  Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.  Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022
Attn.: Marios Pantazopoulos, Chief Financial Officer

If to Payee:

George Sagredos
Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.  Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

10.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Financial Officer the day and year first above written.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

Date:	By:
Name: Marios Pantazopoulos
Title: Chief Financial Officer